SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Aberdeen Street Trust
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(Fidelity Investment logo)(registered trademark)

5th Request - Urgent Proxy Information

Fidelity Freedom Income Fund®

Fidelity Freedom 2020 Fund®

Fidelity Freedom 2000 Fund®

Fidelity Freedom 2000 Fund®

Fidelity Freedom 2010 Fund®

Fidelity Freedom 2040 Fundsm

Your fund needs your vote for a Special Shareholder Meeting!
Please cast your ballot right away!

Several weeks ago, we mailed you proxy information so that you could vote on important proposals which affect your fund(s) at the request of the Board of Trustees. This information described each proposal and asked for your vote on these important issues. Your fund's meeting was postponed until June 13, 2001 and cannot be held until we receive a majority of the votes.

Your vote is very important no matter how large or small your holdings may be. If your holdings are in your 401 (k), 403 (b) or 457 plan or other account, please vote right away!

By voting now, you can help control proxy solicitation costs and enable your fund to hold its Special Shareholder meeting on time. Voting is quick and easy. Everything you need to vote is enclosed! If you have more than one account in the fund(s), you will receive a separate card for each account. Please vote each card you receive.

Urgent: Please vote now using one of these options:

Vote By Telephone

Call 1-800-848-3155, toll-free weekdays from 8:00 AM - 8:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time, and your vote will be recorded by a representative of D.F. King, Inc., our independent proxy solicitation firm.

Vote By Touch-Tone Phone

Call the toll-free number on your proxy ballot card(s) and follow the recorded instructions.

Vote By Fax

Fax the front and back of your signed proxy card to our proxy tabulator at 1-888-451-8683.

Vote By Mail

Please mail your signed proxy card in the enclosed envelope right away!

We appreciate your immediate attention to this urgent request. If you have any further questions, please call Fidelity at 1-800-544-3198. If you have already voted, thank you.

Sincerely,

/s/Edward C. Johnson 3d

Edward C. Johnson 3d

Chairman and Chief Executive Officer

ABD-PXL5-0201

1.758881.100